Press Release

EYI Industries Inc. Signs Contract With Supra Group
Friday May 28, 9:30 am ET

LAS VEGAS--(BUSINESS WIRE)--May 28, 2004--EYI Industries Inc. (OTCBB:EYII - News; "EYI") is pleased to announce that we have entered into a contract with the Supra Group ("Supra") to market EYI's existing product line into 21 Latin American countries. Secondarily, the contract includes the creation of a Hispanic Buyers Club.

EYI in conjunction with Supra will use their combined efforts and expertise to market Calorad©; EYI's flagship weight loss product using Television, Radio, Internet and EYI's existing channels. Calorad© and other EYI product sales will be targeted to the large US Hispanic population. Sales of Calorad© will result in a direct benefit to our existing Independent Business Associates.

Jay Sargeant, President of EYI comments, "The potential sale of Calorad© through Spanish media in the US is enormous. Supra's support in this area is key to supporting our current, hard-working Spanish distributors. We are developing marketing programs that will allow us to expand our Network dramatically into the Spanish community. We are closer than ever to reaching our goal of creating the largest Spanish-speaking Network in the US."

EYI, in conjunction with the Supra Group, has formed a subsidiary company with the controlling interest held by EYI and the remaining shares owned by the Supra Group. The Supra Group, working with their contacts throughout Latin America, will import products from various Latin American countries for sale to EYI's existing channel. Additionally, the products will be offered to Hispanic customers interested in purchasing these products that are currently not available in the US Market but are well known throughout the Spanish and Portuguese speaking countries.

Using a combination of EYI's existing sales channels and mass Spanish media, including Spanish Television, Radio and the Internet, the Hispanic Buyers Club's objective is to reach millions of motivated customers with home-land products not currently available at competitive price points.

All products will be delivered direct to the end users door using EYI's existing shipping and distribution system (Halo Distribution LLC, a wholly owned subsidiary of Essentially Yours Industries Inc.) located centrally in Louisville, Kentucky.

The management of EYI is confident that this contract represents a new and innovative way to support our existing group of Independent Business Associates.

About EYI

EYI Industries Inc., through our subsidiary Essentially Yours Industries, Inc. (EYI), markets world class nutritional supplements that support healthy lifestyles. Our early success was a result of the formulation and sales of CALORAD©, a liquid protein supplement that has brought astounding weight loss benefits to millions of people. More than six million bottles of CALORAD© have been sold since EYI was founded in 1995. Since then, more than 30 other products have been added to establish our position as a leader in the trillion-dollar Wellness Products market.

EYI markets its products through an extensive network of Independent Business Associates. This unique sales force is staffed by knowledgeable, experienced men and women and supported by our comprehensive training programs.

On Behalf of the Board of Directors

EYI Industries Inc.

Jay Sargeant, President

The Private Securities Litigation Reform Act of 1955 provides a "Safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involved risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Contact:
     EYI Industries Inc.
     Janet Carpenter
     Investor Relations
     (604) 724-8585 or (702) 296-8028
     Email: janet@eyi.us